THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF PREFERRED STOCK AND COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

CONVERTIBLE PROMISSORY NOTE

November 23, 2004 (the “Issuance Date”)	[US$151,000]

Cleveland BioLabs, Inc., a Delaware corporation, located at 7800 Blackberry Lane, Gates Mills, Ohio 44040 (“Borrower” or the “Corporation”), hereby promises to pay to the order of Haber Norris Pty Ltd ATF Haber Norris Superannuation Fund, located at Bongiorno and Partners (NSW) Pty Ltd, Level 6, 203 New South Head Road, Edgecliff NSW 2027, AUSTRALIA (the “Lender”), the principal amount of $151,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Convertible Promissory Note (this “Note”).

1. Principal Amount. The amount on the face of this Note shall constitute the principal amount of this Note (the “Principal Amount”). The Principal Amount shall accrue interest at an annual rate equal to six percent (6%), compounded annually. The Principal Amount plus any and all accrued and unpaid interest through and including any Conversion Date shall constitute the Conversion Amount (the “Conversion Amount”).

2. Maturity. If the Note shall not have previously been converted pursuant to a Mandatory Conversion, on the Maturity Date the Note shall be surrendered to the Corporation, and, at the option of the Lender, the Conversion Amount shall be (i) converted into Common Stock at the Fixed Conversion Price (as defined below) or (ii) redeemed by the Corporation. The Lender may elect to convert the Conversion Amount at the Fixed Conversion Price. If the Lender does not elect such a conversion, the Corporation shall redeem the entire Conversion Amount of the Note and the Lender shall be paid all principal and accrued and unpaid interest thereon, in accordance with the terms of the Note. “Maturity Date” means the earlier to occur of (i) a Change of Control and (ii) the date that is thirty-six (36) months after the Issuance Date. The Corporation shall give written notice to the Lender of a Change of Control within five (5) business days of the occurrence thereof and the Lender will have five (5) business days after such notice to elect to so convert the Conversion Amount.

3. Conversion of Note.

(a)
Conversion of the Conversion Amount. This Note may be converted, in whole or in part, into shares of Common Stock of the Corporation at any time prior to the Maturity Date in accordance with the terms of this Section 3(a) and Section 3(f). Upon surrendering the Note to the Corporation, the Conversion Amount shall be converted into Common Stock at the fixed conversion price of $1,500 per share (the “Fixed Conversion Price”) (as adjusted for stock splits, stock dividends and similar transactions). Such event shall be referred to as the “Common Stock Conversion.” Upon Common Stock Conversion, the Lender, as a holder of Common Stock, shall be entitled to the same rights and benefits accorded to the other holders of the Common Stock.

(b)
Mandatory Conversion of the Conversion Amount. If at any time prior to the Maturity Date the Corporation consummates an Initial Public Offering of the Common Stock (the “Mandatory Conversion Date”), the Note shall be surrendered to the Corporation, and the Conversion Amount shall be automatically converted into Common Stock at the fixed conversion price of $1,500 per share (the “Fixed Conversion Price”) (as adjusted for stock splits, stock dividends and similar transactions). Such event shall be referred to as the “Mandatory Conversion.” Upon Mandatory Conversion, the Lender, as a holder of Common Stock, shall be entitled to the same rights and benefits accorded to the other holders of the Common Stock.

(c)
Optional Conversion of the Conversion Amount. If at any time prior to the Maturity Date the Corporation shall raise any additional funds either through the issuance of additional debt or equity (the “Optional Conversion Date”), at the election of the Lender the Note may be surrendered to the Corporation, and the Conversion Amount shall then be converted into the new equity or new debt as is being sold and issued by the Corporation (the “New Equity” or “New Debt,” as applicable). The Conversion Amount shall be converted (i) if into New Equity, at a price per share equal to the lowest price per share at which the New Equity is sold by the Corporation or (ii) if into New Debt, into the new debt instrument with a principal amount equal to the Conversion Amount. Such event shall be referred to as the “Optional Conversion.” Upon an Optional Conversion, the Lender, as a holder of New Equity or New Debt, shall be entitled to the same rights and benefits accorded to the other holders of the New Equity or New Debt. This Optional Conversion shall not apply to (i) any transaction involving the Company’s issuances of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital) or (C) as consideration for the acquisition of a business, product, license or other assets by the Company, (ii) the issuance of Common Stock in a registered public offering, (iii) the issuance of securities upon exercise or conversion of the Company’s warrants or other convertible securities outstanding on the Issuance Date, and (iv) the issuance of securities in connection with any stock splits or stock dividends of the Company.

(d)
Computation of the Number of Conversion Shares. Upon conversion into equity, the Lender shall receive a number of shares of New Equity or Common Stock, as the case may be, equal to the number of shares computed by dividing (1) the Conversion Amount by (2) the applicable conversion price set forth above in Section 2, 3(a), 3(b) or Section 3(c), as the case may be (the “Conversion Shares”).

(e)
Notices. If the Corporation shall sell any New Equity or New Debt prior to October 17, 2007, the Corporation shall give written notice to the Lender at least twenty (20) business days prior thereto setting forth the price per share and/or rights and benefits of such New Equity or New Debt.

(f)	Note Conversion Deliveries. The Corporation and the Lender hereby agree to take such actions as may be required to ensure that upon conversion of the Note, the following shall occur:

(i)	the Lender shall surrender its originally executed Note to the Corporation and such Note shall be deemed cancelled;

(ii)
the Corporation shall deliver to the Lender a certificate or certificates representing the number of Conversion Shares issuable by reason of such conversion, or instruments in principal amount of the Conversion Amount, in the Lender’s name. Such certificates or other instruments shall bear a legend which is substantially similar to such legends affixed to other certificates or instruments of the same class or series of stock or debt.

(iii)
the Lender hereby agrees to execute and deliver to the Corporation any documents which other holders of such equity or debt have executed with respect to shares issued in the sale of New Equity or New Debt, or the Corporation’s Common Stockholders Agreement in the event the Lender converts this Note into Common Stock.

4. Triggering Events.

(a)	Definition. For purposes of this Note, a Triggering Event shall be deemed to have occurred if:

(i)	Borrower fails to properly convert this Note on the terms and conditions specified herein;

(ii)	Borrower fails to properly redeem this Note or pay any accrued and unpaid interest upon maturity on the terms and conditions specified herein;

(iii)	The institution of a proceeding against Borrower under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect;

(b)	Consequences of Triggering Event.

(i)
If a Triggering Event has occurred, the holder of this Note may demand (by written notice delivered to Borrower) immediate payment of all of the outstanding principal amount of this Note, plus any accrued interest thereon.

(ii)
Any holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time or any other rights which such holder may have pursuant to applicable law.

5. Cancellation. After conversion of the entire Conversion Amount or upon redemption and payment of all principal and accrued and unpaid interest on the Note at maturity, the Note shall be surrendered by the holder hereof to the Corporation for cancellation and shall not be reissued.

6. Representations, Warranties and Covenants as to Common Stock. The Corporation hereby represents, warrants, covenants and agrees as follows:

(a)
This Note is, and any Notes issued in substitution for or replacement of this Note will upon issuance be, duly authorized and validly issued, and no further consent or authorization is required by the Corporation, its Board of Directors or its stockholders. The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Note in accordance with the terms hereof. This Note constitutes the valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

(b)
The Corporation will not, by amendment of its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Note consistent with the tenor, purpose and specific language of this Note.

(c)
The execution, delivery and performance of this Note by the Corporation, the performance by the Corporation of its obligations hereunder and the consummation by the Corporation of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation of the Corporation or its bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Corporation or any of its subsidiaries is a party other than any of the foregoing events listed in this clause (ii) which do not individually or in the aggregate have a material adverse effect on the Corporation; (iii) result in a violation of any law, rule, regulation, order or judgment (including, without limitation, federal and state securities laws and regulations and the rules) applicable to the Corporation or any of its subsidiaries or by which any property or assets of the Corporation or any of its subsidiaries is bound.

(d)
The Corporation is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Note.

(e)	This Note will be binding upon any entity succeeding to the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation’s assets.

(f)
All information that has been provided in writing by the Corporation or its representatives to the Lender is true, accurate and not misleading in all material respects and no information regarding the Corporation or its affairs that would be material to the Lender in deciding whether to provide monies to the Corporation on the terms of this Note has been withheld from the Lender.

(g)
So long as this Note is outstanding, the Company shall not, without the prior approval of the holder of this Note, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its officers, directors, persons who were officers or directors of the Company at any time during the previous two years, or stockholders who beneficially own 10% or more of the Common Stock or any other class of equity of the Company, except for any agreement, transaction, commitment or arrangement that is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement with respect to which another officer is interested if the Board or a committee thereof considered or will be considering a substantially similar agreement, transaction, commitment or arrangement with respect to which such director was, is or will be interested.

7. Financial Statements and Other Information. So long as this Note remains outstanding the Company will deliver to any holder of such outstanding Note:

(a)
Unaudited Quarterly Financial Statements. As soon as practicable after the end of each quarter of each fiscal year and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of such period, and statement of operations of the Company for such period and for the current fiscal year to date, subject to changes resulting from immaterial normal year-end audit adjustments, all in reasonable detail and certified by the principal financial officer of the Company; and

(b)
Budget. Not less than thirty (30) days prior to the commencement of each fiscal year, an annual business plan, including a budget and financial projections for the Company, for such year (the “Budget”), all in reasonable detail, together with underlying assumptions.

8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Borrower has obtained the written consent of the holder of this Note.

9. Future Offering. In the event the Lender has elected to convert this note into other debt or equity of the Corporation, other than common stock, the Corporation shall use its best efforts to provide such newly issued security and such Lender (solely as part of the group(s) that are acquiring such newly issued security) with weighted average anti-dilution protection.

10. Notices and Payment to Holder. All notices and all payments of principal and interest are to be delivered to the holder hereof at the address specified in the first paragraph of this Note, or to such other address or to the attention of such other person as specified by prior written notice to Borrower.

11. Miscellaneous. This Note applies, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note is made under and all questions concerning the construction, validity and interpretation of this Note shall be governed by the internal laws, and not the laws of conflict, of the State of Delaware. The Lender shall not attempt to sell, assign, transfer, mortgage, encumber, convey, exchange, pledge hypothecate or otherwise dispose of this Note except to a Permitted Transferee. The Corporation shall not attempt to sell, assign, transfer, mortgage, encumber, convey, exchange, pledge hypothecate or otherwise dispose of this Note except with the written consent of the Lender. Ownership of an interest in this Note is required to be reflected in a record of ownership that identifies the owner of an interest in this Note (a “Book Entry”) maintained by the Company. The right to payment in respect of the principal of, and stated interest on, this Note may be transferred only through Book Entry. Ownership of an interest in this Note may not be transferred in any other manner and any purported transfer of the Note not in accordance with this Section 11 shall be void ab initio. This Section 11 is intended to qualify this Note as an obligation in registered form for purposes of Sections 881(c)(2)(B) and 1442(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any successor provisions) and shall be interpreted in accordance therewith.

12. Lost, Stolen, Destroyed or Mutilated Warrant. In case any Note shall be mutilated, lost, stolen or destroyed, the Corporation shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Corporation of the loss, theft or destruction of such Note, and upon receipt of indemnity satisfactory to the Corporation (provided that such holder’s agreement to indemnify shall be deemed satisfactory to the Corporation without requiring the posting of a bond).

13. Definitions. For the purposes of this Note, the following terms have the meaning set forth below:

“Permitted Transferee” shall mean any corporation, or partnership or limited liability company in which the Lender is the direct and beneficial owners of all of the equity interests (provided the Lender agrees in writing to remain the direct and beneficial owners of all such equity interests) or which is under common control with the Lender.

“Person” shall mean and includes any individual, corporation, partnership, limited liability partnership, association, limited liability company, trust, estate, or other entity.

“Common Stock” shall mean the Corporation’s Common Stock, $0.005 par value per share.

“Change of Control” means:

(a) a sale or transfer of all or substantially all of the assets of the Corporation on a consolidated basis (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, as determined by the Board of Directors of the Corporation in its reasonable good faith judgment) in any transaction or series of related transactions;

(b) any merger, consolidation or reorganization to which the Corporation is a party, except for a merger, consolidation or reorganization in which after giving effect to such merger, consolidation or reorganization, the holders of the Corporation’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own immediately following such merger, consolidation or reorganization, a number of shares of the Company’s outstanding capital stock a fully diluted basis) having the ordinary voting power to elect a majority of the members of the Board of Directors of the Corporation; or

(c) any sale or transfer of the Corporation’s capital stock that results in any person acquiring capital stock of the Corporation possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Corporation’s board of directors; provided that the term “Change of Control” shall not include any sale of equity or debt securities by the Corporation in a private offering to other investors.

“Initial Public Offering” means the consummation of a public offering of Common Stock pursuant to a registration statement declared effective by the SEC pursuant to a registration statement on Form S-1 or S-2.

[signature page to follow]

IN WITNESS WHEREOF, Borrower has, through its duly authorized officer, executed and delivered this Note as of the date first written above.

CLEVELAND BIOLABS, INC.

/s/Michael Fonstein
Name: Michael Fonstein
Its:       CEO